UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2015

Jabil Circuit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State of jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10560 Dr. Martin Luther King, Jr. Street North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 577-9749

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 22, 2015, the Company held its Annual Meeting of Stockholders. As of the record date of November 24, 2014, 193,221,845 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 168,231,845 shares, representing approximately 87.07% of the total number of eligible voting shares, were represented in person or by proxy constituting a quorum. Set forth below are the voting results from the proposals presented for a stockholder vote at such meeting, each of which received a sufficient number of votes to pass.

The following tables set forth the votes cast with respect to each of these matters:

1. Election of Directors:

	FOR	WITHHOLD	NON VOTES
Martha F. Brooks	144,975,217	1,607,982	21,648,426

Mel S. Lavitt	134,393,486	12,189,713	21,648,426

Timothy L. Main	143,779,118	2,804,081	21,648,426

Mark T. Mondello	144,043,532	2,539,667	21,648,426

Lawrence J. Murphy	134,525,632	12,057,567	21,648,426

Frank A. Newman	134,561,373	12,021,826	21,648,426

Steven A. Raymund	143,795,879	2,787,320	21,648,426

Thomas A. Sansone	127,869,855	18,713,344	21,648,426

David M. Stout	144,877,066	1,706,133	21,648,426

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered certified public accounting firm for the fiscal year ending August 31, 2015:

FOR	AGAINST	ABSTAIN	NON VOTES
166,562,368	196,863	1,472,394	0

3. To approve (on an advisory basis) the Company’s executive compensation:

FOR	AGAINST	ABSTAIN	NON VOTES
144,633,296	537,888	1,412,015	21,648,426

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL CIRCUIT, INC. (Registrant)

January 28, 2015	By:	/s/ Forbes I.J. Alexander
Forbes I.J. Alexander
Chief Financial Officer